Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
GLG PARTNERS, INC.
(a Delaware corporation)
ARTICLE I
Stockholders
          SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.
          SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.
          SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.
          SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
          SECTION 5. Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.
          SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence the President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.
          SECTION 7. Voting; Proxies; Required Vote. (A) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.
          (B) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
          (C) At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy.
          SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
ARTICLE II
Board of Directors
          SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
          SECTION 2. Qualification; Number; Term; Remuneration. (A) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be 3, or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.
          (B) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
          (C) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
          SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
          SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
          SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.
          SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.
          SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer or by a majority of the directors then in office.
          SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telephoning, faxing or emailing the same or by delivering the same personally not later than the day before the day of the meeting.
          SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.
          SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.
          SECTION 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.
          SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
          SECTION 13. Indemnification.
          (A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative (other than an action or suit by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan, non-profit entity or other enterprise, against expenses (including attorneys’ fees), judgments (including awards of punitive or exemplary damages), fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, and any award of punitive or exemplary damages, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
          (B) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan, non-profit entity or other enterprise against expenses (including attorneys’ fees and any award of punitive or exemplary damages) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.
          (C) To the extent that a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (A) and (B), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. If any such person is not wholly successful in any such action, suit or proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters therein, the Corporation shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with each claim, issue or matter that is successfully resolved. For purposes of this subsection and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
          (D) Notwithstanding any other provision of this section, to the extent any person is a witness in, but not a party to, any action, suit or proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under this section) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan, non-profit entity or other enterprise, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          (E) Indemnification under subsections (A) and (B) shall be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (A) and (B). Such determination shall be made (1) if a Change of Control (as hereinafter defined) shall not have occurred,

(a) with respect to a person who is a present or former director or officer of the Corporation, (i) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) if there are no Disinterested Directors or, even if there are Disinterested Directors, a majority of such Disinterested Directors so directs, by (x) Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (y) the stockholders of the Corporation; or (b) with respect to a person who is not a present or former director or officer of the Corporation, by the Chief Executive Officer or by such other officer of the Corporation as shall be designated from time to time by the Board of Directors; or (2) if a Change of Control shall have occurred, by Independent Counsel selected by the claimant in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, unless the claimant shall request that such determination be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), in which case it shall be made in accordance with clause (1) of this sentence. Any claimant shall be entitled to be indemnified against the expenses (including attorneys’ fees) actually and reasonably incurred by such claimant in cooperating with the person or entity making the determination of entitlement to indemnification (irrespective of the determination as to the claimant’s entitlement to indemnification) and, to the extent successful, in connection with any litigation or arbitration with respect to such claim or the enforcement thereof.
          (F) If a Change of Control shall not have occurred, or if a Change of Control shall have occurred and a director, officer, employee or agent requests pursuant to clause (2) of the second sentence in subsection (E) that the determination as to whether the claimant is entitled to indemnification be made by or at the direction of the Board of Directors (in the case of a claimant who is a present or former director or officer of the Corporation) or by an officer of the Corporation authorized to make such determination (in the case of a claimant who is not a present or former director or officer of the Corporation), the claimant shall be conclusively presumed to have been determined pursuant to subsection (E) to be entitled to indemnification if (1) in the case of a claimant who is a present or former director or officer of the Corporation and where there are Disinterested Directors, (a)(i) within fifteen days after the next regularly scheduled meeting of the Board of Directors following receipt by the Corporation of the request therefor, the Board of Directors shall not have resolved by majority vote of the Disinterested Directors to submit such determination to (x) Independent Counsel for its determination or (y) the stockholders for their determination at the next annual meeting, or any special meeting that may be held earlier, after such receipt, and (ii) within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if the Board of Directors in good faith determines that additional time is required by it for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), the Board of Directors shall not have made the determination by a majority vote of the Disinterested Directors, or (b) after a resolution of the Board of Directors, timely made pursuant to clause (a)(i)(y) above, to submit the determination to the stockholders, the stockholders meeting at which the determination is to be made shall not have been held on or before the date prescribed

(or on or before a later date, not to exceed sixty days beyond the original date, to which such meeting may have been postponed or adjourned on good cause by the Board of Directors acting in good faith), or (2) in the case of a claimant who is not a present or former director or officer of the Corporation, within sixty days after receipt by the Corporation of the request therefor (or within ninety days after such receipt if an officer of the Corporation authorized to make such determination in good faith determines that additional time is required for the determination and, prior to expiration of such sixty-day period, notifies the claimant thereof), an officer of the Corporation authorized to make such determination shall not have made the determination; provided, however, that this sentence shall not apply if the claimant has misstated or failed to state a material fact in connection with his or her request for indemnification. Such presumed determination that a claimant is entitled to indemnification shall be deemed to have been made (I) at the end of the sixty-day or ninety-day period (as the case may be) referred to in clause (1)(a)(ii) or (2) of the immediately preceding sentence or (II) if the Board of Directors has resolved on a timely basis to submit the determination to the stockholders, on the last date within the period prescribed by law for holding such stockholders meeting (or a postponement or adjournment thereof as permitted above).
          (G) Expenses (including attorneys’ fees) incurred in defending a civil, criminal, administrative, regulatory, arbitral or investigative action, suit or proceeding (including expenses necessary to post a bond pending appeal of any judgment) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to a present or former director or officer of the Corporation, promptly after receipt of a request therefor stating in reasonable detail the expenses incurred, and to a person who is not a present or former director or officer of the Corporation as authorized by the Chief Executive Officer of the Corporation or such other officer of the Corporation as shall be designated from time to time by the Board of Directors; provided that in each case the Corporation shall have received an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.
          (H) The Board of Directors shall establish reasonable procedures for the submission of claims for indemnification pursuant to this section, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these bylaws and shall be deemed for all purposes to be a part hereof.
          (I) For purposes of this section,
               (1) “Applicable Threshold” means the greater of (i) 25% of the then Outstanding Voting Securities or (ii) the then Outstanding Voting Securities beneficially owned by the Principals (including by their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), as the case may be.

               (2) “Change of Control” means any of the following:
                    (a) The acquisition or ownership after November 2, 2007 (the “Acquisition Closing Date”) by any individual, entity or group (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) in excess of the Applicable Threshold; provided, however, that for purposes of this subparagraph (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or a Subsidiary, (2) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of stock of the Corporation or (3) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph (c) of this Section 13(I)(2); or
                    (b) Individuals who, as of the Acquisition Closing Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or
                    (c) The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation, a Subsidiary or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, the combined voting power of the then outstanding voting securities in excess of the greater of (x) 25% of the outstanding voting securities or (y) the number of outstanding voting securities beneficially owned by the Principals (including their respective families, Trusts, partnerships and charitable foundations controlled by any of the Principals), in each case, with respect to the corporation resulting from such Corporate Transaction, except to the extent that such ownership existed in the Corporation prior to the Corporate Transaction, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such

Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or
                    (d) Approval by the Corporation’s stockholders of a complete liquidation or dissolution of the Corporation.
               (3) “Disinterested Director” means a director of the Corporation who is not and was not a party to an action, suit or proceeding in respect of which indemnification is sought by a director, officer, employee or agent.
               (4) “Independent Counsel” means either a law firm or a member of a law firm that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past one year has been, retained to represent the Corporation, the director, officer, employee or agent claiming indemnification or any other party to the action, suit or proceeding giving rise to a claim for indemnification under this section, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such director, officer, employee or agent in an action to determine the Corporation’s or such person’s rights under this section.
               (5) “Principals” means Noam Gottesman, Pierre Lagrange and Emmanuel Roman.
               (6) “Trust” means any trust of which any of the Principals is the settlor or of which any of the Principals and/or any of the members of their family are beneficiaries, including the Gottesman GLG Trust, the Lagrange GLG Trust and the Roman GLG Trust.
          (J) The indemnification and advancement of expenses herein provided, or granted pursuant hereto, shall not be deemed exclusive of any other rights to which any of those indemnified or eligible for advancement of expenses may be entitled under any agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such position, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Notwithstanding any amendment, alteration or repeal of this section or any of its provisions, or of any of the procedures established by the Board of Directors pursuant to subsection (H) hereof, any person who is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of any partnership, limited liability entity, joint venture, employee benefit plan, non-profit entity or other enterprise shall be entitled to indemnification and advancement of expenses in accordance with the provisions hereof and thereof with respect to any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.

          (K) No indemnification shall be payable pursuant to this section with respect to any action against the Corporation commenced by an officer, director, employee or agent unless the Board of Directors shall have authorized the commencement thereof or unless and to the extent that this section or the procedures established pursuant to subsection (H) shall specifically provide for indemnification of expenses relating to the enforcement of rights under this section and such procedures.
ARTICLE III
Committees
          SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.
          SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
          SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.
          SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
ARTICLE IV
Officers
          SECTION 1. Officers. The officers of the Corporation shall be one or more Chief Executive Officers, a President, one or more Vice Presidents (one or more of whom may be Executive Vice Presidents, Senior Vice Presidents or otherwise as may be designated by the Board of Directors), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may also from time to time elect such other officers as it deems necessary.
          SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
          SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.
          SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
          SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. The Chief Executive Officer shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. The Board of Directors may elect or appoint Co-Chief Executive Officers and, in so doing, may limit or restrict any responsibilities or functions of either Co-Chief Executive Officer. In the event the Board of Directors elects or appoints Co-Chief Executive Officers, (a) unless otherwise provided in these bylaws or by the Board of Directors, references in these bylaws to the Chief Executive Officer shall refer to either such Co-Chief Executive Officer and (b) in the case of the absence or disability of either Co-Chief Executive Officer, the other Co-Chief Executive Officer shall perform all the duties and functions and exercise all powers of, and be subject to the same restrictions upon, the absent or disabled Co-Chief Executive Officer.
          SECTION 6. President. The President shall, subject to the control of the Chief Executive Officer, direct and be responsible for the operation of the business and functions of the Corporation as and to the extent designated by the Chief Executive Officer. The President shall keep the Chief Executive Officer and the Board of Directors appropriately informed on such matters. In the case of the absence or disability of the Chief Executive Officer, the President shall perform all the duties and functions and exercise all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

          SECTION 7. Executive and Senior Vice Presidents. One or more Executive or Senior Vice Presidents shall, subject to the control of the Chief Executive Officer or the President, have lead accountability for components or functions of the Corporation as and to the extent designated by the Chief Executive Officer or the President. Each Executive or Senior Vice President shall keep the Chief Executive Officer or the President to whom he or she reports appropriately informed on the business and affairs of the designated components or functions of the Corporation.
          SECTION 8. Vice-President. The Vice Presidents shall perform such duties as may from time to time be assigned to them or any of them by the Chief Executive Officer or the President.
          SECTION 9. Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of any committee of the Board of Directors constituted pursuant to Article IV of these bylaws. The Secretary shall be custodian of the corporate seal and see that it is affixed to all documents as may be required. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her.
          SECTION 10. Assistant Secretaries. At the request of the Secretary, or in the Secretary’s absence or disability, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.
          SECTION 11. Treasurer. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.
          SECTION 12. Assistant Treasurers. At the request of the Treasurer, or in the Treasurer’s absence or disability, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them.
          SECTION 13. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V
Books and Records
          SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.
          SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.
          SECTION 3. Fixing Date for Determination of Stockholders of Record. (A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          (B) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          (C) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VI
Certificates Representing Stock
          SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the Chief Executive Officer, President, Executive Vice-President or Senior Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
          SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.
          SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
          The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.
          SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
ARTICLE VII
Dividends
          Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE VIII
Ratification
          Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
ARTICLE IX
Corporate Seal
          The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.
ARTICLE X
Fiscal Year
          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.
ARTICLE XI
Waiver of Notice
          Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
ARTICLE XII
Bank Accounts, Drafts, Contracts, Etc.
          SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

          SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
          SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
          SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
ARTICLE XIII
Amendments
     The Board of Directors shall have power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

PROCEDURES FOR SUBMISSION AND DETERMINATION OF CLAIMS FOR
INDEMNIFICATION PURSUANT TO ARTICLE II, Section 13 OF THE BYLAWS
          SECTION 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article II, Section 13 of the bylaws (the “Procedures”) are to implement the provisions of Article II, Section 13 of the bylaws of the Corporation (the “bylaws”) in compliance with the requirement of subsection thereof.
          SECTION 2. Definitions. For purposes of these Procedures:
          (A) All terms that are defined in Article II, Section 13 of the bylaws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.
          (B) “Expenses” include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, a Proceeding; and shall also include such retainers as counsel may reasonably require in advance of undertaking the representation of an Indemnitee in a Proceeding.
          (C) “Indemnitee” includes any person who was or is, or is threatened to be made, a witness in or a party to any Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any of its majority-owned subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee or agent (except in each of the foregoing situations to the extent any agreement, arrangement or understanding of agency contains provisions that supersede or abrogate indemnification under Article II, Section 13 of the bylaws) of another corporation or of any partnership, limited liability entity, joint venture, trust, employee benefit plan, non-profit entity or other enterprise.
          (D) “Proceeding” includes any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, regulatory, arbitral or investigative, except one initiated by an Indemnitee unless the Board of Directors shall have authorized the commencement thereof.
          SECTION 3. Submission and Determination of Claims.
          (A) To obtain indemnification or advancement of Expenses under Article II, Section 13 of the bylaws, an Indemnitee shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to permit a determination as to whether and what extent the Indemnitee is entitled to indemnification or advancement of Expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors (if the Indemnitee is a present or former director or officer of the Corporation) or the officer of the Corporation authorized to make the determination as to whether an Indemnitee is entitled to indemnification (if the Indemnitee is not a present or former director or officer of the Corporation) thereof in writing if a determination in accordance with Article II, Section 13(E) of the bylaws is required.
          (B) Upon written request by an Indemnitee for indemnification pursuant to Section 3(A) hereof, a determination with respect to the Indemnitee’s entitlement thereto in the specific case, if required by the bylaws, shall be made in accordance with Article II, Section 13(E) of the bylaws, and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination, with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.
          (C) If entitlement to indemnification is to be made by Independent Counsel pursuant to Article II, Section 13(E) of the bylaws, the Independent Counsel shall be selected as provided in this Section 3(C). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article II, Section 13 of the bylaws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the Indemnitee of a written request for indemnification pursuant to Section 3(A) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the

Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Article II, Section 13(E) of the bylaws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Article II, Section 13(E) of the bylaws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article II, Section 13(E) of the bylaws and this Section 3(C), regardless of the manner in which Independent Counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article II, Section 13 of the bylaws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(A)(3) of these Procedures, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
          (D) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification under the bylaws, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under the bylaws if the Indemnitee has submitted a request for indemnification in accordance with Section 3(A) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
          SECTION 4. Review and Enforcement of Determination.
          (A) In the event that (1) advancement of Expenses is not timely made pursuant to Article II, Section 13(G) of the bylaws, (2) payment of indemnification is not made pursuant to Article II, Section 13(C) or (D) of the bylaws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Article II, Section 13(E) of the bylaws that an Indemnitee is not entitled to indemnification under the bylaws, (4) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Article II, Section 13(E) of the bylaws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article II, Section 13(E) of the bylaws that an Indemnitee is entitled to indemnification or within ten days after such determination is deemed to have been made pursuant to Article II, Section 13(F) of the bylaws, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 4(A). The Corporation shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.
          (B) In the event that a determination shall have been made pursuant to Article II, Section 13(E) of the bylaws that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (C) If a determination shall have been made or deemed to have been made pursuant to Article II, Section 13(E) or (F) of the bylaws that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the Indemnitee’s request for indemnification, or (2) a prohibition of such indemnification under applicable law.
          (D) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.
          (E) In the event that an Indemnitee, pursuant to this Section 4, seeks to enforce the Indemnitee’s rights under, or to recover damages for breach of, Article II, Section 13 of the bylaws or these Procedures in a judicial proceeding or arbitration, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in such judicial proceeding or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Indemnitee in connection with such judicial proceeding or arbitration shall be appropriately prorated.
          SECTION 5. Amendments. These Procedures may be amended at any time and from time to time in the same manner as any bylaw of the Corporation in accordance with the Certificate of Incorporation; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any Indemnitee shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.